Exhibit 99.28(i)(7)

July 28, 2023

FPA Funds Trust
11601 Wilshire Boulevard, Suite 1200
Los Angeles, California 90025

Re:	Registration Statement on Form N-1A

File Nos. 033-79858 and 811-08544 (“Registration Statement”)

Ladies and Gentlemen:

We consent to the references to our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons the consent of which is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP

Morgan, Lewis & Bockius LLP

600 Anton Boulevard Suite 1800 Costa Mesa, CA 92626-7653	+1.714.830.0600
United States	+1.714.830.0700